As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1512711
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan

(Full title of the plan)

Harry Simeonidis

President and Chief Executive Officer

135 West, 41st Street, 5th Floor

New York, NY 10036

(Name and address of agent for service)

(646) 828-8258

(Telephone number, including area code, of agent for service)

With a copy to:

Ralph V. De Martino, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

901 K Street NW, Suite 700

Washington, DC 20001

Tel: (202) 724-6848

Fax: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Intelligent Bio Solutions Inc. (the “Registrant”) has prepared this registration statement on Form S-8 (the “Registration Statement”) to register an additional 1,166,666 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), for issuance under the Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (the “2019 Plan”).

On February 8, 2023, the stockholders of the Registrant approved an amendment to the 2019 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 2,084 shares to 6,250 shares; and on May 8, 2023, the stockholders of the Registrant approved a second amendment to the 2019 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 6,250 shares to 10,417 shares.

On December 13, 2023, the stockholders of the Registrant approved a third amendment to the 2019 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 10,417 shares to 133,334 shares.

On May 8, 2025, the stockholders of the Registrant approved a fourth amendment to the 2019 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 133,334 shares to 1,300,000 shares. Accordingly, this Registration Statement registers the additional 1,166,666 shares of the Registrant’s Common Stock added to the 2019 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 concerning the 2019 Plan filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2022 (Registration File No. 333-266571), and on May 31, 2023 (Registration File No. 333-272305), and on January 12, 2024 (Registration File No. 333-276499) (collectively, the “Prior Registration Statements”) are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate.

All share amounts in this Registration Statement have been adjusted to reflect the 1-for-20 reverse stock split that was effected on February 9, 2023 and the 1-for-12 reverse stock split effected on January 26, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission, other than any portions of the respective filing that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed:

●	the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2024 (filed on September 18, 2024), as amended on Form 10-K/A (filed on February 13, 2025);

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (filed on November 7, 2024);

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 (filed on February 13, 2025);

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on May 13, 2025);

●	the Registrant’s Current Reports on Form 8-K and any amendments on Form 8-K/A filed on July 24, 2024; September 18, 2024; September 27, 2024; November 13, 2024; January 6, 2025; February 21, 2025; March 14, 2025; and May 13, 2025;

●	the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2025; and

●	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement Form 8-A filed with the SEC on December 22, 2020, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2023).

4.4	Amended and Restated Bylaws of Intelligent Bio Solutions Inc., as amended as of October 26, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

4.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

4.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

4.8	Certificate of Elimination of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 26, 2023).

4.9	Certificate of Elimination of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 26, 2023).

4.10	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, filed with the Delaware Secretary of State on October 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 4, 2023).

4.11	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 26, 2024).

5.1*	Opinion of ArentFox Schiff LLP

23.1*	Consent of UHY LLP

23.2*	Consent of ArentFox Schiff LLP (contained in the Opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (contained on the signature pages hereto).

99.1	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended May 8, 2025) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 13, 2025).

99.2*	Form of Director Stock Award Agreement

99.3*	Form of US Employee Stock Award Agreement

99.4*	Form of UK/AU Employee Stock Award Agreement

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on May 30, 2025.

INTELLIGENT BIO SOLUTIONS INC.
(Registrant)

By:	/s/ Harry Simeonidis
Harry Simeonidis
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Steven Boyages and Spiro Sakiris or either one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Simeonidis	Chief Executive Officer and President	May 30, 2025
Harry Simeonidis	(Principal Executive Officer)

/s/ Spiro Sakiris	Chief Financial Officer	May 30, 2025
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Boyages	Chairman of the Board	May 30, 2025
Steven Boyages MB BS, PhD

/s/ Jonathan Hurd	Director	May 30, 2025
Jonathan Hurd

/s/ Jason Isenberg	Director	May 30, 2025
Jason Isenberg

/s/ Nicola Fraser	Director	May 30, 2025
Nicola Fraser